Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan and UK Supplemental Plan of our report, dated May 16, 2025, with respect to the consolidated financial statements of Tiziana Life Sciences Ltd and its subsidiaries included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ PKF Littlejohn LLP
PKF Littlejohn LLP

London, United Kingdom

February 20, 2026